EXHIBIT 99.1

Company Contact:

Jill A. Hewitt

Investor Relations Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7513

Fax: (732)349-2579

email: JAHewitt@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.

ANNOUNCES EXECUTIVE VICE PRESIDENT

APPOINTMENTS OF

JOSEPH R. IANTOSCA AND

JOSEPH J. LEBEL III

TOMS RIVER, NEW JERSEY, MAY 13, 2013…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, announced two Executive Vice President appointments made by the Bank’s Board of Directors: Joseph R. Iantosca, Chief Administrative Officer; and Joseph J. Lebel III, Chief Lending Officer.

John R. Garbarino, Chairman and Chief Executive Officer said, “Our Board is pleased to recognize the many contributions of Joseph Iantosca and Joseph Lebel, two valued members of our leadership team, in taking this additional important step in our succession planning. Individually, Joe Iantosca and Joe Lebel have demonstrated a commitment to the success of our Company along with a dedication to our future growth and mission of building long-term shareholder value.”

Mr. Iantosca, Executive Vice President and Chief Administrative Officer, will continue to be responsible for the delivery of essential services such as: retail customer services, loan servicing, marketing, information technology, facilities management and expansion. These areas

975 Hooper Avenue — Toms River, NJ 08753 — 732.240.4500 tel — wwwoceanfirst.com provide the extraordinary infrastructure which supports the Company’s growth strategies. Mr. Iantosca joined OceanFirst Bank in February 2004 as Senior Vice President and Chief Administrative Officer and was appointed First Senior Vice President in May 2007.

Mr. Lebel, Executive Vice President and Chief Lending Officer, will continue to be responsible for the credit culture of the Company, leading the expansion of commercial, small business, residential and consumer borrowing relationships. Mr. Lebel has demonstrated extraordinary leadership since joining the Bank in April 2006 as Senior Vice President of Commercial Lending. He was appointed First Senior Vice President and Chief Lending Officer in May 2007. Mr. Lebel has been a respected lender in the central New Jersey market for over 28 years and during his tenure at OceanFirst has expanded the Bank’s lending capabilities to meet the challenges of the highly competitive lending environment.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered savings bank with $2.3 billion in assets and twenty-five branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake - and specifically disclaims any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

975 Hooper Avenue — Toms River, NJ 08753 — 732.240.4500 tel — wwwoceanfirst.com